As filed with the Securities and Exchange Commission on July 25, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN SCIENCE AND ENGINEERING, INC.

 (Exact name of registrant as specified in its charter)

Massachusetts	04-2240991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

829 Middlesex Turnpike Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

(978) 262-8700

 (Registrant’s telephone number, including area code)

AMERICAN SCIENCE AND ENGINEERING, INC.

401(K) AND PROFIT SHARING PLAN

(Full title of the plan)

William Grieco

Senior Vice President and General Counsel

American Science & Engineering, Inc.

829 Middlesex Turnpike

Billerica, Massachusetts

(978) 262-8700

 (Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.66 2/3 par value per share (“Common Stock”)	200,000 shares (2)	$54.30 (3)	$10,860,000	$426.80
Common Stock	10,000 shares (2)	$54.30 (3)	$543,000	$21.34

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(3) Based upon the average of the high and low sale prices for the Registrant’s Common Stock on July 23, 2008 as reported by the Nasdaq Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

This Registration Statement is being filed to increase the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective, and to register interests to be offered or sold pursuant to such plan.  Pursuant to General Instruction E to Form S-8,  the Registrant hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on October 2, 1996 (File. No. 333-13259), except to the extent otherwise updated or modified by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the American Science and Engineering, Inc. 401(k) and Profit Sharing Plan are available without charge by contacting:

Annemarie Sadowski

Investor Relations Specialist

American Science and Engineering, Inc.

829 Middlesex Turnpike

Billerica, Massachusetts 01821

(978) 262-8700

Reoffer Prospectus

AMERICAN SCIENCE AND ENGINEERING, INC.

COMMON STOCK

10,000 SHARES

This Prospectus relates to 10,000 shares of the common stock (the “Shares”) of American Science and Engineering, Inc. (the “Company”), which may be offered from time to time by certain stockholders of the Company (the “Selling Stockholders”) for their own accounts.  We will receive no part of the proceeds from sales made hereunder.  The Shares were acquired by the Selling Stockholders pursuant to the American Science and Engineering, Inc. 401(k) and Profit Sharing Plan (the “Plan”).  The Shares may be offered by the Selling Stockholders from time to time in one or more transactions in The Nasdaq Global Select Market at prices prevailing therein, in negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale.  See “Plan of Distribution.”  The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction.  The Selling Stockholders will bear all sales commissions and similar expenses.  Any other expenses incurred by us in connection with the registration and offering of the Shares that are not borne by the Selling Stockholders will be borne by the Company.  None of the Shares have been registered prior to the filing of the Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) of which this Prospectus is a part.

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “ASEI.”  On July 23, 2008, the closing price for our common stock as reported on The Nasdaq Global Select Market was $54.79 per share.

This offering involves material risks.  See “Risk Factors” beginning on page 6 for a discussion of factors that should be considered by prospective investors of the Shares offered by this Prospectus.

The Securities and Exchange Commission (the “Commission”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.  See “Plan of Distribution.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 25, 2008

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This document may be used only where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents we have filed with the Securities and Exchange Commission which we have referenced on page 16 contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “should” and similar expressions are intended to identify forward-looking statements.  The factors discussed under “Risk Factors” beginning on page 6, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time.  We expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

All references in this Prospectus to “AS&E”, the “Company”, “we”, “our” and “us” means American Science and Engineering, Inc. and its subsidiary.

PROSPECTUS SUMMARY

American Science and Engineering, Inc.

American Science and Engineering, Inc., a Massachusetts corporation formed in 1958, develops, manufactures, markets, and sells X-ray inspection and other inspection solutions for homeland security and other targeted markets.  AS&E® provides maintenance, warranty, research, engineering, and training services related to these solutions.

The Company manufactures sophisticated X-ray inspection products that can be used to inspect parcels, baggage, vehicles, pallets, cargo containers, and people.  The Company sells its products in the United States and throughout the world to a variety of customers, including:

•                                          Authorities responsible for port and border security

•                                          Aviation security agencies;

•                                          Military organizations; and

•                                          High threat commercial and government facilities

AS&E’s products are used by these customers to help combat terrorism, trade fraud, drug trafficking, weapons smuggling, and illegal immigration.  Our products are also used for military force protection and general facility security.

Beginning with the terrorist attacks on September 11, 2001, and continuing with the proliferation of global terrorism, homeland security and force protection concerns have become of paramount importance in the United States and around the world.  The Company believes that homeland defense, force protection and military security initiatives will continue to provide new revenue opportunities, with additional growth in the seaports and borders, federal and military facilities, and corporate security markets.

The Company’s objective is to distinguish itself from its competitors by offering innovative products which provide superior threat detection.  To achieve this, AS&E incorporates a variety of X-ray imaging and image processing technologies into its products.  A number of the Company’s products use our patented Z Backscatter™ technology.  Z Backscatter is a unique X-ray imaging technique that has distinct advantages for the detection of organic or low atomic number (Z) materials such as plastic explosives, composite weapons, and illegal drugs even when concealed by complex backgrounds.

The Offering

This Prospectus is part of a Registration Statement that we are filing with the Commission with respect to the Plan and applies to the resale of Shares that we allocated to certain of our employees under our 401(k) plan.  The Selling Stockholders may sell the Shares being offered under this Prospectus from time to time in one or more offerings.

The section “Plan of Distribution” beginning on page 14 of this Prospectus provides a description of the sale of the Shares being offered under this Prospectus.  We expect that all relevant information about the Shares will be contained in this Prospectus.  In all cases, you should read this Prospectus (as it may be supplemented) together with the additional information described in the sections “Information Incorporated by Reference” and “Where You Can Find More Information.”

You should carefully consider the “Risk Factors” beginning on page 6 of this Prospectus before making an investment in our common stock.

RISK FACTORS

The Shares that are offered with this Prospectus involves a high degree of risk.  You should carefully consider the following risk factors in addition to the other information in this Prospectus before deciding to purchase the common stock.  If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected.  Additional risks and uncertainties, including those that are not yet identified may also adversely affect our business, results of operations and financial condition.  The market price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. We may supplement these risk factors from time to time in subsequent filings under the Exchange Act.

This Prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Prospectus.

The Company’s reliance on a small number of customers for a large portion of its revenues could harm its business and prospects.

The Company’s business is dependent on sales to a small number of customers, which include agencies of the United States government. During fiscal 2008, two customers accounted for 22% of the Company’s total revenues. During fiscal 2007, two customers accounted for 46% of the Company’s total revenues, and during fiscal 2006, two customers accounted for 56% of the Company’s total revenues. Certain of the Company’s government contracts may be terminated at the government’s discretion. The termination of the Company’s relationship with one or more of its significant customers or the reduction or delay of orders of its systems by these customers would substantially reduce the Company’s revenues, and its business and prospects may be harmed.

The Company conducts its business worldwide, which exposes it to a number of difficulties in coordinating its international activities and dealing with multiple regulatory environments.

The Company’s revenues to international customers, including foreign governments, accounted for approximately 36%, 27% and 14% of its net revenues for the fiscal years ended March 31, 2008, March 31, 2007 and March 31, 2006, respectively, and a significant number of domestic customer orders require shipments to, and services provided in, overseas locations. In addition, the Company transacts business internationally with a number of its key suppliers. As a result of the Company’s worldwide business operations, it is subject to various risks, including:

• international regulatory requirements and policy changes;

• lengthy sales cycles;

• longer payment cycles by foreign customers;

• difficulties in inventory management, accounts receivable collection and the management of distributors or representatives;

• difficulties in staffing and managing foreign operations;

• geopolitical instability;

• political and economic changes and disruptions;

• favoritism towards local suppliers;

• governmental currency controls;

• interruption to transportation flow for delivery of parts to us and finished goods to our customers;

• currency exchange rate fluctuations; and

• tariff regulations.

Although the Company’s international sales have been denominated primarily in U.S. dollars, changes in currency exchange rates that increase the relative value of the U.S. dollar may make it more difficult for the Company to compete with foreign manufacturers on price or otherwise have a material adverse effect on its sales and operating results.

The Company’s lengthy sales cycle requires it to incur significant expenses with no assurance that it will generate revenue or recover such expenses.

A substantial portion of the Company’s sales depends upon the decision of governmental agencies to upgrade or expand security at border crossing inspection sites, existing airports, seaports and other facilities. Accordingly, a portion of the Company’s product sales is subject to delays associated with the lengthy approval processes that often accompany such capital expenditures. During these approval periods, the Company expends significant financial and managerial resources in anticipation of future orders that may not occur. If the Company fails to receive an order after expending these resources, it may be unable to generate sufficient revenue to recover the costs incurred and its business and prospects may be harmed.

The Company’s business is dependent upon governmental policies and appropriations.

The Company’s largest customers are government agencies and demand for its products is dependent upon national priorities and governmental initiatives, including defense-related programs. These priorities and initiatives are subject to change from time to time in response to the economic and political environment.   The Company is also exposed to the United States budget approval and appropriation decisions and processes which are driven by numerous factors, including geo-political events and macroeconomic conditions, and are beyond our control. While the overall level of U.S. defense spending has increased in recent years for numerous reasons, including increases in funding of operations in Iraq and Afghanistan and the U.S. Department of Defense’s military transformation initiatives, we can give no assurance that such spending will continue to grow, or not be reduced. Significant changes in defense spending could have long-term consequences for our size and structure. In addition, changes in government priorities and requirements could impact the funding, or the timing of funding, of our programs which could negatively impact our results of operations and financial condition.

Changes in governmental regulations may reduce demand for the Company’s products or increase its expenses.

The Company competes in markets in which the Company or its customers must comply with federal, state, local and foreign regulations, such as health and safety regulations. The Company develops, configures and markets its products to meet its customers’ needs created by these regulations. Any significant change in these regulations could reduce demand for the Company’s products or increase its costs to comply with new regulations, both of which may adversely affect its operating results.

The Company’s reliance on a limited number of suppliers for some key components for its products could harm its business and prospects.

The Company relies on a number of suppliers to provide material and subsystems for our products. The Company is reliant on a number of key international supply partners for core technology products, including subsystems with complex sub-tier supply chains.  In addition, certain material or subsystems used in our products may be available from a sole source or limited number of suppliers, increasing the risk of supply disruption. Although our products may be able to be redesigned to avoid using any sole source supplier, it would be expensive and time consuming to make such a change. If the Company changes any of its suppliers, a qualification process would need to be completed and the affected product may require redesign, creating potential delays in product shipments.

Some of our suppliers may allocate material due to market demand for the products they produce or market constraints such as the global availability of raw materials. We have no guaranteed supply arrangements with our suppliers and there can be no assurance that our suppliers will continue to meet our requirements. Many of our competitors are much larger and may be able to obtain priority allocations from these shared suppliers, thereby limiting or making our sources of supply unreliable for these components. If our supply of materials is disrupted, we cannot ensure that we would be able to find another supplier on a timely basis.

The Company depends on its subcontractors and suppliers to deliver material that is in full compliance with critical quality and specification requirements. Quality issues may affect the reliability and performance of our products, customer confidence, and adversely impact financial performance. Any difficulty in obtaining sufficient and timely delivery of conforming material could result in delays or reductions in product shipments that could materially and adversely affect our business, financial condition and consolidated results of operations. This in turn could also damage our reputation in the market and cause us to lose market share. The Company does not expect to experience sustained difficulties in securing required material and subsystems to support forward business operations.

Fluctuations in the Company’s quarterly operating results may cause its stock price to fluctuate.

Given the nature of the markets in which the Company participates, it cannot reliably predict future revenue and profitability. A high proportion of the Company’s costs are fixed, due in part to its significant sales, research and development, and manufacturing costs. As a result of its fixed costs, small declines in revenue could disproportionately affect the Company’s operating results and stock price in a quarter. Factors that may affect the Company’s quarterly operating results and the market price of its common stock include:

• demand for and market acceptance of its X-ray inspection systems;

• lengthy sales cycles and the effect of large orders;

• changes in political agendas or national priorities;

• adverse changes in the level of economic activity in regions in which the Company does business;

• political unrest in the regions where the Company transacts business;

• adverse changes in industries on which the Company is particularly dependent;

• competitive pressures resulting in lower selling prices for its products;

• delays or problems in the introduction of new products;

• the Company’s competitors’ announcement or introduction of new products, services or technological innovations;

• variations in the Company’s product mix;

• the timing and amount of the Company’s expenditures in anticipation of future sales;

• increased costs of raw materials or supplies; and

• changes in the volume or timing of product orders.

The Company could incur substantial costs as a result of product liability claims and adverse publicity if its X-ray inspection systems fail to detect bombs, explosives, weapons, contraband or other threats to personal safety.

If the Company’s X-ray inspection systems fail to detect the presence of bombs, explosives, weapons, contraband or other threats to personal safety, the Company could be subject to product liability claims and negative publicity, which could result in increased costs, reduced sales, and a decline in the market price of the Company’s common stock. There are many factors beyond the Company’s control that could result in the failure of its products to detect the presence of bombs, explosives, weapons, contraband or other threats to personal safety. Examples of these factors include operator error or misuse of or malfunction of its equipment. The failure of the Company’s systems to detect the presence of these dangerous materials may lead to personal injury, loss of life, and extensive property damage and may result in potential claims against the Company.

The Company’s insurance may be insufficient to protect it from product liability claims.

The Company’s product liability and umbrella liability insurance may be insufficient to protect it from product liability claims. Moreover, there is a risk that product liability insurance will not continue to be available to the Company at a reasonable cost, if at all. If liability claims exceed the Company’s current or available insurance coverage, its business and prospects may be harmed. Regardless of the adequacy of the Company’s product liability insurance protection, any significant claim may have an adverse affect on its industry and market reputation, leading to a substantial decrease in demand for its products and reduced revenues.

The Company may not be able to fund its research and development activities.

The Company generates funds for its research and development activities from operations, private sources and the government. The Company may be unable to generate the funds necessary to support its research and development activities if it does not generate sufficient funds from operations, other potential private sources, or the government. The Company may not successfully compete with other companies and research institutions for government funding and funding from other private sources. Additionally, government-funding priorities are subject to frequent changes. For example, in fiscal 2008, 2007, and 2006, the Company recorded $13,978,000, $6,597,000 and $2,804,000, respectively, for government-sponsored research and development. There is no guarantee that the Company will receive funds for government-sponsored research in the future. If the Company is unable to fund its research and development activities through its operations or from outside sources, the Company may be unable to continue to innovate or bring its innovations to market on a timely or cost effective basis, or its innovations may be surpassed by other competitors or new technologies.

The Company’s success depends on new product development.

The Company’s continuing research and development program is designed to develop new products and to enhance and improve its current products. The Company plans to expend significant resources on the development of its new products. The successful development of its products and product enhancements is subject to numerous risks, both known and unknown, including:

• unanticipated delays;

• access to capital;

• budget overruns;

• technical problems; and

• other difficulties that could result in the abandonment or substantial change in the design, development and commercialization of new products and product enhancements, including for example, changes requested or required by governmental and regulatory agencies.

Given the uncertainties inherent with product development and introduction of X-ray inspection systems, the Company cannot assure that its product development efforts will be successful on a timely basis or within budget, if at all. The Company’s failure to develop new products and product enhancements on a timely basis or within budget would harm its business and prospects.

The Company’s success depends upon its ability to adapt to rapid changes in technology and customer requirements.

The market for the Company’s products has been characterized by rapid technological changes, frequent product introductions and evolving industry standards and customer requirements. The Company believes that these trends will continue into the foreseeable future. The Company’s success will depend, in part, upon its ability to enhance its existing products, successfully develop new products that meet changing customer and regulatory requirements and gain market acceptance. If the Company fails to do so, its products may be rendered obsolete or uncompetitive by new industry standards or changing technology, in which case its revenue and operating results would suffer. In developing any new product, the Company may be required to make a substantial investment before it can determine the commercial viability of the new product. If the Company fails to accurately foresee its customers’ needs and future activities, it may invest heavily in research and development of products that do not lead to significant revenue.

The Company may not be able to compete successfully.

A number of companies have developed products that compete with the Company’s X-ray inspection products. Many of the Company’s competitors are larger and have greater financial resources than it does. Some of its competitors have more extensive research, marketing and manufacturing capabilities and greater technical and personnel resources than the Company does, and may be better positioned to continue to improve their technology in order to compete in an evolving industry. The Company’s failure to compete successfully could decrease demand for its products or make its products obsolete.

In the inspection systems market, competition is based primarily on the following factors:

• product performance, functionality and quality;

• price;

• the overall costs of ownership of the system;

• prior customer relationships;

• technological capabilities of the product;

• certification by government authorities;

• local market presence; and

• breadth of the sales and service organization.

To remain competitive, the Company must develop new products and periodically enhance its existing products in a timely manner. The Company anticipates that it may have to adjust the prices of some of its products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines.

The Company’s business could be harmed if it is unable to protect its intellectual property.

The Company relies primarily on a combination of trade secrets, patents, copyrights, trademarks, licensing arrangements and confidentiality procedures to protect its technology. Despite its precautions, the steps the Company has taken to protect its technology may be inadequate. Existing trade secret, patent, trademark and copyright laws offer only limited protection. The Company’s patents could be invalidated or circumvented.  In addition, others may develop substantially equivalent or superseding proprietary technology, or competitors may offer equivalent products in competition with the Company’s products, thereby substantially reducing the value of the Company’s proprietary rights.  The laws of some foreign countries in which the Company’s products are or may be developed, manufactured or sold may not protect its products or intellectual property rights to the same extent as do the laws of the United States. This may make the possibility of piracy of the Company’s technology and products more likely. The Company cannot assure that the steps it has taken to protect its intellectual property will be adequate to prevent misappropriation of its technology. The Company’s inability to protect its intellectual property could have a negative impact on its operations and financial results.

The Company’s business may be materially and adversely affected by infringement claims initiated by the Company or its competitors.

Initiating or defending against the enforcement of the Company’s intellectual property rights may result in significant, protracted, and costly litigation. The Company has previously been involved in various litigations involving its intellectual property and has been successful in protecting such interests to date. The Company expects intellectual property disputes to be an ordinary part of its business for the foreseeable future. The Company may initiate claims or litigation against third parties for infringement of its intellectual property rights, or to establish the validity of its property rights. There can be no assurance that the Company will prevail in any such action. Litigation by or against the Company could result in significant expense and divert the efforts of technical and management personnel, whether or not such litigation results in a favorable outcome for the Company. In the event of an adverse result in any such litigation, the Company could be required to pay substantial damages, cease the manufacture, use and sale of infringing products, expend significant resources to develop non-infringing technology, discontinue the use of certain processes, or obtain licenses for the infringing technology. If a license were required, the Company cannot assure that it would be able to obtain one on commercially reasonable terms, if at all. The Company cannot assure that it will be successful in developing non-infringing technology or that the cost or time required to develop such technology will be reasonable.

The Company’s success depends on its ability to attract and retain qualified management professionals.

The Company’s future success depends in large measure upon the continued contributions of its senior management team and other key personnel.  We cannot guarantee that we will be able to attract and retain key personnel or executive management in sufficient numbers, with the requisite skills or on acceptable terms necessary or advisable to support our continued growth.  If we lose professionals or are unable to attract new talent, we will not be able to maintain our position in the market or grow our business.

Existing external financing may not be available in the future.

The Company may require additional capital to finance continuing operations. The Company cannot assure that operations will continue to be profitable, that it will generate levels of revenues and cash flows sufficient to fund operations, or, if necessary, that the Company will be able to obtain additional financing on satisfactory terms, if at all. Any existing financing arrangements may not be available or sufficient to meet the Company’s cash needs or may not be available in the future, or, if available, at a cost that the Company believes is reasonable.

Future sales of the Company’s common stock by existing stockholders could depress the market price of the Company’s common stock.

Substantially all of the Company’s outstanding shares of common stock are freely tradable without restriction or further registration. Affiliates must sell all shares they own in compliance with the volume and other requirements of Rule 144, except for the holding period requirements. Nevertheless, sales of substantial amounts of common stock by the Company’s stockholders, or even the potential for such sales, may cause the market price of the Company’s common stock to decline and could impair the Company’s ability to raise capital through the sale of the Company’s equity securities.

The volatility of the Company’s stock price could adversely affect an investment in the Company’s common stock.

The market price of the Company’s common stock has been, and may continue to be, highly volatile. The Company believes that a variety of factors could cause the price of the Company’s common stock to fluctuate, perhaps substantially, including:

• announcements of developments related to the Company’s business;

• quarterly fluctuations in the Company’s actual or anticipated operating results and order levels;

• general conditions in the worldwide economy;

• announcements of technological innovations;

• new products or product enhancements by the Company or its competitors;

• developments in patents or other intellectual property rights and litigation; and

• developments in the Company’s relationships with its customers and suppliers.

In addition, in recent years the stock market in general, and the markets for shares of small capitalization and “high-tech” companies in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. Any such fluctuations in the future could adversely affect the market price of the Company’s common stock.

Provisions in the Company’s articles of organization and the Company’s shareholder rights plan may have the effect of discouraging advantageous offers for the Company’s business or common stock, and limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

Provisions in the Company’s articles of organization and the Company’s shareholder rights plan may have the effect of discouraging or preventing a change in control. These provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company’s common stock. Specifically, the Company’s articles of organization authorize its Board of Directors to issue up to 100,000 shares of preferred stock in one or more series, to fix certain rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of preferred stock, to fix the number of shares constituting any such series, and to fix the designation of any such series, without further vote or action by its shareholders. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of the holders of common stock and thereby reduce the value of the Company’s common stock. The Company has no present plans to issue shares of preferred stock. The Company has in place a shareholder rights plan, which was renewed in April of 2008, under which its stockholders are entitled to purchase shares of its preferred stock under certain circumstances. These circumstances include the purchase of 15% or more of the outstanding shares of common stock by a person or group, or the announcement of a tender or exchange offer to acquire 15% or more of the outstanding common stock. The shareholder rights plan may have the effect of impeding or preventing certain types of transactions involving a change in control of the Company that could be beneficial to the stockholders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares.  All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below.  See “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The Shares to which this Prospectus relates are being registered for reoffers and resales by the Selling Stockholders who have been allocated such securities under our Plan.  The Selling Stockholders may resell all, a portion or none of their Shares from time to time. The Shares offered by the Selling Stockholders under this Prospectus are owned indirectly through our Plan. These individual Selling Stockholders possess dispositive power over the shares under the terms of the Plan. Based upon the information available to us as of July 25, 2008, the following table shows the names of the Selling Stockholders and the maximum number of Shares to be sold by them pursuant to this Prospectus.

	Shares Owned	Shares	Shares Owned after Offering
Name and Relationship	before Offering	Offered	Amount	Percentage(1)
Joseph Callerame Senior Vice President, Science and Technology Vice President, Science and Technology	22,629	3,004	19,625	*

Robert B. Cline Senior Vice President, Materials and Manufacturing Vice President, Manufacturing	2,386	2,303	83	*

Paul H. Grazewski Senior Vice President, Strategic Planning Vice President, Product Management	12,236	1,310	10,926	*

Anthony R. Fabiano President and Chief Executive Officer	96,201	890	95,311	1.09%

Kenneth J. Galaznik Senior Vice President, Chief Financial Officer and Treasurer Chief Financial Officer and Treasure	22,156	653	21,503	*

Kenneth A. Breur Senior Vice President, Product Management and Engineering Vice President, Operations	13,612	560	13,052	*

George M. Peterman Senior Vice President, Human Resources Vice President, Human Resources	11,027	546	10,481	*

Robert G. Postle Senior Vice President, Worldwide Marketing and Sales Vice President, Worldwide Marketing and Sales	11,746	492	11,254	*

William F. Grieco Senior Vice President, General Counsel and Clerk Vice President, General Counsel and Clerk	9,504	242	9,262	*
Total	201,497	10,000	191,497	2.18%

* Less than 1%.

(1)

Percentage based on the 8,782,211 shares of common stock outstanding as of July 6, 2008, without regard to beneficial ownership as may be calculated under Rule 13d-3 of the Securities Exchange Act of 1934.

DILUTION

Because the Selling Stockholders will offer and sell the Shares covered by this Prospectus at various times at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions and the Company will receive no portion of the proceeds from such sales, we have not included in this Prospectus information about dilution (if any) to the public arising from these sales.

PLAN OF DISTRIBUTION

While this Registration Statement is effective, the Selling Stockholders may, in their discretion, offer and sell shares from time to time on The Nasdaq Global Select Market or otherwise at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices.  The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal.  Further, the Selling Stockholders may choose to dispose of the Shares by gift to a third party or as a donation to a charitable or other non-profit entity.  In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

Any broker dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such Shares, from such purchaser).  Usual and customary brokerage fees will be paid by the Selling Stockholders.  Broker dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold Shares at the price required to fulfill the broker dealer commitment to the Selling Stockholders.  Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker dealers, including transactions of the nature described above) on The Nasdaq Global Select Market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

We have advised the Selling Stockholders that the anti-manipulative rules of Regulation M under the Exchange Act may apply to sales in the market and have informed them of the possible need for delivery of copies of this Prospectus.  The Selling Stockholders may indemnify any broker dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.  Any commissions paid or any discounts or concessions allowed to any such broker dealers, and, if any such broker dealers purchase Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

If applicable, upon our being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of Shares involved, the price at which such Shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker dealer(s), and, where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.  Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.  There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereunder.

LEGAL MATTERS

The validity of the Shares of common stock to be sold in this offering will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the fiscal year ended March 31, 2008 have been audited by Vitale, Caturano & Company, Ltd., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents are hereby incorporated by reference into this Prospectus:

•                                          The Company’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2008 filed with the Commission on June 13, 2008;

•                                          The Company’s Current Reports on Form 8-K filed with the Commission on April 18, 2008, May 14, 2008 and June 4, 2008; and

•                                          The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-06549) filed with the Commission on April 15, 1998, and all amendments thereto and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement.  Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, Massachusetts 01821
Attention: Investor Relations
Tel: (978) 262-8700

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the Commission.  You may read and copy and documents we file at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the public Commission’s website at http://www.sec.gov.

Our Internet address is www.as-e.com.  We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.

*                                         *                                         *

You should rely only on the information contained or incorporated by reference in this Prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The Shares of common stock offered under this Prospectus are offered only in jurisdictions where offers and sales are permitted.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the common stock.

This Prospectus constitutes a part of a Registration Statement we filed with the Commission under the Securities Act.  This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to the Company and the Shares, reference is hereby made to the Registration Statement.  The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph.  Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement.  Each such statement is qualified in its entirety by such reference.

No person is authorized in connection with any offering made by this Prospectus to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Stockholder or by any other person.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Shares offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation.  Neither the delivery of this Prospectus nor any sale of or offer to sell the Shares made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

*                                         *                                         *

10,000 SHARES

OF

COMMON STOCK

AMERICAN SCIENCE AND ENGINEERING, INC.

PROSPECTUS

JULY 25, 2008

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)   The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2008 filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 13, 2008;

(b)   The Registrant’s Current Reports on Form 8-K filed with the Commission on April 18, 2008, May 14, 2008 and June 4, 2008; and

(c)   The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-06549) filed with the Commission on April 15, 1998 pursuant to the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement.  Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) provides that a Massachusetts corporation may, in its articles of organization, eliminate or limit the personal liability of a director for monetary damages for breach of fiduciary duty notwithstanding any law to the contrary, except for liabilities involving (i) any breach of duty of loyalty to the corporation or to the shareholders, (ii) acts or omissions not in good faith, intentional misconduct or knowing violations of law, (iii) certain improper distributions or (iv) any transaction from which the director derived an improper personal benefit.

Section 8.51 of the MBCA authorizes a Massachusetts corporation to indemnify a director of the corporation against liability in such capacity if the director (i) conducted himself in good faith, (ii) reasonably believed his conduct was in, or at least not opposed to, the best interests of the corporation, and (iii) in the case of a criminal proceeding, had no reason to believe his conduct was unlawful.  Section 8.51 also allows for indemnification of a director if the liability in question was eliminated by the corporation’s articles of organization pursuant to Section 2.2(b)(4) of the MBCA.  Section 8.52 of the MBCA requires that a Massachusetts corporation indemnify a director who was wholly successful on the merits or otherwise in the defense of any proceeding to which such director was a party because he was a director of the corporation.  Section 8.56 of the MBCA authorizes a corporation to indemnify an officer of the corporation to the same extent as a director, and if such officer is not a director of the corporation, to such further extent as may be provided in the corporation’s articles of organization, bylaws, board resolution or contract provided that the officer may not be indemnified for acts or omissions not in good faith, intentional misconduct or knowing violations of law.  Section 8.56 of the MBCA requires that a Massachusetts corporation indemnify an officer of the corporation who was wholly successful on the merits or otherwise in the defense of any proceeding to which such officer was a party because he was an officer of the corporation.

Section 8.53 of the MBCA authorizes a Massachusetts corporation to pay for, in advance, a director’s reasonable expenses in a proceeding if, among other things, the director delivers to the corporation (i) a written confirmation of his good faith belief that he has met the relevant standard of conduct in Section 8.51, and (ii) a written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined, pursuant to procedures further laid out in the MBCA, that he has not met the standard of conduct for under Section 8.51.

Article VI of the Registrant’s Restated Articles of Organization, as amended, provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director provided, however, that this limitation does not eliminate liability of a director for any breach of a director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit, or under the provisions of the Massachusetts General Laws which deal with unauthorized distributions and loans to insiders.

Article VI of Registrant’s By-Laws provides, in substance, that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by reason of the fact that he is or was serving as one of its directors or officers or is or was serving at the Registrant’s request as a director, trustee or officer of another corporation or entity. The indemnification provisions apply to expenses actually incurred by such person in connection with any civil action, suit or proceeding to which such person may be made a party, or by which such person shall be threatened, by reason of any alleged act or failure to act in his present or former capacity as one of the Registrant’s directors or officers or as a director, trustee or officer of such affiliated corporation or entity. No person, however, has the right to indemnification in relation to any matter as to which such person shall have been finally adjudged in any legal proceeding not to have acted in good faith and the reasonable belief that the person’s action was in the Registrant’s best interest. In the event of any settlement of any action, suit or proceeding, the right to indemnification is limited to matters as to which the Registrant is advised by counsel that such settlement is reasonable and that such person has acted in good faith and the reasonable belief that his action was in the Registrant’s best interest. The right of indemnification contained in the Registrant’s By-Laws is non-exclusive and is in addition to any other rights such person may have.

The Registrant has also entered into indemnification agreements with all of its directors and executive officers.  In general, these agreements provide that the Registrant will indemnify and advance expenses to the directors and executive officers to the fullest extent permitted by law. More specifically, the Registrant must indemnify its directors and executive officers if, by reason of the director’s or executive officer’s corporate status, he or she is, or is threatened to be made, a party to or is otherwise involved in any legal proceeding brought by: (1) persons other than the Registrant; or (2) or in the right of the Registrant. The director or executive officer will only be indemnified, however, if he or she acted in good faith and is adjudged not to have received an improper personal benefit. In a claim brought by or on behalf of the Registrant, no indemnification will be made if the director or executive officer is adjudged to be liable to the Registrant unless a court deciding the matter decides otherwise. Finally, notwithstanding the foregoing discussion, if a director or executive officer is successful on the merits of a proceeding, he or she will be indemnified to the maximum extent permitted by law from all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

EXHIBIT	DESCRIPTION OF EXHIBIT

4.1	American Science and Engineering, Inc. 401(k) and Profit Sharing Plan.	Filed Herewith

4.2

Restated Articles of Organization of the Registrant, as amended by: (a) Articles of Amendment dated March 28, 1973; (b) Articles of Amendment dated May 17, 1976; (c) Articles of Amendment dated October 29, 1976; (d) Articles of Amendment dated November 5, 1996 (each of the foregoing is filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on May 28, 1997 (Reg. No. 333-27929)); (e) Certificate of Vote of Directors Establishing a Class or Series of Stock dated April 14, 1998 (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on December 24, 1998 (Reg. No. 333-69717)); and (f) Certificate of Designation, Preferences and Rights of Preferred Stock dated April 16, 2008 (filed as Exhibit A to Exhibit 4.1 to the Registrant’s filing on Form 8-A12B filed on April 18, 2008).

*

4.3	By-laws of the Registrant, as amended (filed as Exhibit 2(a)(iii) to the Registrant’s Registration Statement on Form S-7, No. 2-56452, filed on May 25, 1976).	*

4.4	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003).	*

4.5	Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Registrant’s Registration Statement on Form S-7, No. 2-56452, filed on May 25, 1976).	*

4.6

Rights Agreement, dated April 17, 2008, between the Registrant and American Stock Transfer & Trust Company, together with exhibits thereto (filed as Exhibit 4.1 to the Registrant’s filing on Form 8-A12B filed on April 18, 2008).

*

5.1	Legal Opinion of Ropes & Gray LLP.	Filed Herewith

23.1	Consent of Ropes & Gray LLP (included in its legal opinion filed as Exhibit 5.1 to this Registration Statement).	Filed Herewith

23.2	Consent of Vitale, Caturano & Company, Ltd.	Filed Herewith

24.1	Powers of Attorney (included on the signature page of this Registration Statement).	Filed Herewith

*          Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission which documents are hereby incorporated by reference.

Item 9.  Undertakings.

(a)                 The undersigned Registrant hereby undertakes:

(1)                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on July 25, 2008.

AMERICAN SCIENCE AND ENGINEERING, INC.

By:	/s/ ANTHONY R. FABIANO
Name: Anthony R. Fabiano
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on July 25, 2008.

AMERICAN SCIENCE AND ENGINEERING, INC.
401(K) AND PROFIT SHARING PLAN

By:	/s/ KENNETH J. GALAZNIK
Name: Kenneth J. Galaznik
Title: Plan Administrator, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 25, 2008.

Further, we, the undersigned officers and directors of the Registrant hereby severally constitute and appoint Kenneth J. Galaznik and William F. Grieco, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Registrant, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

/s/ ANTHONY R. FABIANO	Director and President and Chief Executive
Anthony R. Fabiano	Officer (Principal Executive Officer)

/s/ KENNETH J.GALAZNIK	Chief Financial Officer and Treasurer
Kenneth J. Galaznik	(Principal Financial Officer)

/s/ DENIS R. BROWN	Chairman of the Board, Director
Denis R. Brown

/s/ ROGER P. HEINISCH	Director
Roger P. Heinisch

/s/ HAMILTON W. HELMER	Director
Hamilton W. Helmer

/s/ ERNEST J. MONIZ	Director
Ernest J. Moniz

/s/ MARK S. THOMPSON	Director
Mark S. Thompson

/s/ CARL W. VOGT	Director
Carl W. Vogt

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT

4.1	American Science and Engineering, Inc. 401(k) and Profit Sharing Plan.	Filed Herewith

4.2

Restated Articles of Organization of the Registrant, as amended by: (a) Articles of Amendment dated March 28, 1973; (b) Articles of Amendment dated May 17, 1976; (c) Articles of Amendment dated October 29, 1976; (d) Articles of Amendment dated November 5, 1996 (each of the foregoing is filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on May 28, 1997 (Reg. No. 333-27929)); (e) Certificate of Vote of Directors Establishing a Class or Series of Stock dated April 14, 1998 (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on December 24, 1998 (Reg. No. 333-69717)); and (f) Certificate of Designation, Preferences and Rights of Preferred Stock dated April 16, 2008 (filed as Exhibit A to Exhibit 4.1 to the Registrant’s filing on Form 8-A12B filed on April 18, 2008).

*

4.3	By-laws of the Registrant, as amended (filed as Exhibit 2(a)(iii) to the Registrant’s Registration Statement on Form S-7, No. 2-56452, filed on May 25, 1976).	*

4.4	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003).	*

4.5	Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Registrant’s Registration Statement on Form S-7, No. 2-56452, filed on May 25, 1976).	*

4.6

Rights Agreement, dated April 17, 2008, between the Registrant and American Stock Transfer & Trust Company, together with exhibits thereto (filed as Exhibit 4.1 to the Registrant’s filing on Form 8-A12B filed on April 18, 2008).

*

5.1	Legal Opinion of Ropes & Gray LLP.	Filed Herewith

23.1	Consent of Ropes & Gray LLP (included in its legal opinion filed as Exhibit 5.1 to this Registration Statement).	Filed Herewith

23.2	Consent of Vitale, Caturano & Company, Ltd.	Filed Herewith

24.1	Powers of Attorney (included on the signature page of this Registration Statement).	Filed Herewith

*                               Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission which documents are hereby incorporated by reference.